UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2016

UNITED STATES COMMODITY INDEX FUNDS TRUST

(Exact name of registrant as specified in its charter)

Delaware	001-34833	27-1537655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

(510) 522-9600	1999 Harrison Street, Suite 1530 Oakland, California 94612
Registrant’s telephone number, including area code	(Address of principal executive offices) (Zip Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 11, 2016, United States Commodity Funds LLC (“USCF”), the sponsor of United States Commodity Index Funds Trust (the “Registrant”), United States Commodity Index Fund (“USCI”), United States Copper Index Fund (“CPER”), and United States Agriculture Index Fund (“USAG”), each a series of the Registrant, agreed to permanently lower its management fee charged to USCI, CPER, and USAG for certain services arranged by USCF and provided to each series through one or more third parties, including trading advisory, administrative, custody, accounting, transfer agency, and other necessary services. For those services, each of USCI, CPER, and USAG had been contractually obligated to pay USCF a management fee, which is paid monthly, equal to 0.95% per annum of average daily total net assets. USCF had previously agreed to lower this management fee, for the period from May 1, 2014 to December 31, 2015, to 0.80% per annum of average daily total net assets for USCI, 0.65% per annum of average daily total net assets for CPER, and 0.65% per annum of average daily total net assets for USAG. USCF has agreed to make this reduction in the management fee permanent, effective as of January 1, 2016, resulting in a management fee of 0.80% per annum of average daily total net assets for USCI, 0.65% per annum of average daily total net assets for CPER, and 0.65% per annum of average daily total net assets for USAG.

Item 8.01. Other Events.

On January 11, 2016, USCF, the Registrant, USCI, CPER, and USAG issued a press release. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed under this Item 8.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 99.1 Press release, dated January 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES COMMODITY INDEX FUNDS TRUST
	By:	United States Commodity Funds LLC, its sponsor

Date: January 11, 2016	By:	/s/ Stuart P. Crumbaugh
	Name:	Stuart P. Crumbaugh
	Title:	Chief Financial Officer